UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2022

WESTWATER RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0516

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	WWR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

On June 20, 2022, the Board of Directors of Westwater Resources, Inc. accepted the decision of Jeffrey L. Vigil, currently serving as Chief Financial Officer and Vice President – Finance for Westwater Resources, Inc., to retire effective August 26, 2022.  Also on June 20, 2022, the Board of Directors elected Steven M. Cates, currently serving as Chief Accounting Officer and Controller for Westwater Resources, Inc., as Chief Financial Officer and Vice President – Finance effective August 26, 2022. The following disclosures are being made in conjunction with those decisions.

Item 1.01	Entry into a Material Definitive Agreement.

On June 20, 2022, but with an effective date of August 26, 2022, and in connection with his election as Chief Financial Officer (“CFO”) and Vice President – Finance of Westwater Resources, Inc. (the “Company”) as described under Item 5.02 below, Steven M. Cates entered into an Employment Agreement (the “Employment Agreement”) with the Company. Mr. Cates has served as the Company’s Chief Accounting Officer (“CAO”) since May 10, 2021. Pursuant to the Employment Agreement, Mr. Cates will receive an annual base salary of $245,000, will be eligible for an annual, discretionary, performance-based bonus targeted at 50% of base salary on such terms and conditions as may be determined by the Board of Directors (the “Board”) or its Compensation Committee, and will be eligible to receive long-term incentive equity awards targeted at 50% of base salary, pursuant to the Company’s 2013 Omnibus Incentive Plan, as amended, subject to such terms and conditions as may be determined by the Board or its Compensation Committee. Pursuant to the Employment Agreement, if Mr. Cates is terminated other than for cause, Mr. Cates will receive 6 months of salary as severance. Pursuant to the Employment Agreement, Mr. Cates will be subject to covenants regarding non-competition, non-solicitation, and confidentiality.  The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement which is filed with this Current Report on Form 8-K as Exhibit 10.1.

Also on June 20, 2022, but with an effective date of August 26, 2022, and in conjunction with his retirement as CFO and Vice President – Finance of the Company as described under Item 5.02 below, Jeffrey L. Vigil entered into an Agreement and Release (“Release”) with the Company. Pursuant to the Release, Mr. Vigil will receive as severance payments: (i) $55,485 in cash; (ii) 51,199 shares of Company common stock; (iii) payment of premiums under the Consolidated Omnibus Reconciliation Act (“COBRA”) through February 28, 2023; and (iv) a 90-day extension of the expiration date of any vested options held by Mr. Vigil. Under the terms of the Release, Mr. Vigil provided a release of all claims against the Company. The foregoing description of the Release is qualified in its entirety by reference to the full text of the Release which is filed with this Current Report on Form 8-K as Exhibit 10.2.

Item 1.02	Termination of a Material Definitive Agreement.

As described below under Item 5.02, the employment agreement of Jeffrey L. Vigil with the Company dated June 11, 2013, as amended, will cease in connection with his retirement from the Company on August 26, 2022.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 23, 2022, the Company announced that Jeffrey L. Vigil, CFO and Vice President – Finance of the Company, is retiring from the Company effective August 26, 2022.  As described under Item 1.02 above, Mr. Vigil’s employment agreement with the Company dated June 11, 2013, as amended, will cease in connection with his retirement on August 26, 2022. As described under Item 1.01 above, a Release between the Company and Mr. Vigil was executed on June 20, 2022, and it will become effective August 26, 2022.

Also effective August 26, 2022, as noted in Item 1.01 above, Steven M. Cates was elected CFO and Vice President – Finance of the Company. Mr. Cates, age 43, has served as CAO of the Company since May 10, 2021. Prior to that, Mr. Cates served as the Vice President – Controller for Apartment Income REIT Corp. (NYSE: AIRC), a real estate investment trust focused on apartment communities (2019-2021), as corporate controller for Caliber Midstream Partners, LP, an energy and oil infrastructure company (2016-2019), and in various accounting and financial reporting roles at American Midstream Partners, LP (2013-2016), Newmont Mining Corporation (NYSE: NEM) (2012-2013), and Thompson Creek Metals Company Inc. (2009-2012). Mr. Cates began his career at KPMG in 2002, where he served as senior manager for audit and advisory services. Mr. Cates earned a Bachelor of Science degree in Accounting from the University of Redlands, and he is a Certified Public Accountant in the State of Colorado. The description of Mr. Cates’ Employment Agreement is incorporated by reference into this Item 5.02.

Item 8.01	Other Events.

On June 23, 2022, the Company issued a press release announcing the various management changes contemplated by Item 5.02 above. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibits

*10.1	Employment Agreement between the Company and Steven M. Cates dated June 20, 2022.

*10.2	Agreement and Release between the Company and Jeffrey L. Vigil dated June 20, 2022.

*99.1	Press release dated June 23, 2022.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2022

WESTWATER RESOURCES, INC.

By:	/s/ Jeffrey L. Vigil
Name:	Jeffrey L. Vigil
Title:	Vice President–Finance and Chief Financial Officer